December 7, 2010
FOR IMMEDIATE RELEASE

RAYMOND JAMES TO PRESENT AT GOLDMAN SACHS
U.S. FINANCIAL SERVICES AND KBW SECURITIES BROKERAGE & MARKET STRUCTURE CONFERENCES

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. announced today that CEO Paul Reilly, CFO Jeff Julien and Raymond James Bank President Steve Raney will speak at the Goldman Sachs U.S. Financial Services Conference on Wednesday, December 8, at 2:40 p.m. ET, and the KBW Securities Brokerage & Market Structure Conference on Thursday, December 9, at 9:30 a.m. ET, both in New York.

Links to the webcasts and presentation slides will be available on raymondjames.com under “Our Company,” “Investor Relations,” “Presentations and Webcasts.”

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have more than 5,300 financial advisors serving 1.9 million accounts in 2,300 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $254 billion, of which approximately $31 billion are managed by the firm’s asset management subsidiaries.

To the extent that Raymond James makes or publishes forward-looking statements (regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2010 Form 10-K, which is available on raymondjames.com and sec.gov.

For more information, contact Steve Hollister at 727-567-2824.

Please visit the Raymond James Press Center at raymondjames.com/media.